EXHIBIT 10.33

ASSUMPTION AGREEMENT

This Assumption Agreement (this “Agreement”), dated as of November 17, 2003, is entered into between Silicon Valley Bank (“Bank”) and Interwoven, Inc., a Delaware corporation (“Interwoven”) with reference to the following facts:

A. Whereas, Bank has made a loan to iManage, Inc. (“iManage”) pursuant to an Amended and Restated Loan and Security Agreement, dated as of December 16, 2002, as may be amended from time to time (the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement. The Loan Agreement and all other documents, instruments and agreements evidencing, securing or otherwise related to the obligations of iManage to Bank are hereinafter collectively referred to as “Loan Documents.”

B. Whereas, Interwoven has entered into an Agreement and Plan of Merger by and among Interwoven, Inc., Mahogany Acquisition Corporation and iManage, Inc. dated August 8, 2003, pursuant to which Interwoven will acquire all of the capital stock of iManage (the “Acquisition”).

C. Whereas, Interwoven desires to assume the obligations of iManage under the Loan Documents.

NOW, THEREFORE, the parties hereto agree as follows:

1. Assumption. Interwoven hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of iManage under, based upon, or arising out of the Loan Documents and instruments and agreements relating thereto. Interwoven agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents, to the same extent as though Interwoven were named therein in place of iManage. All references in the Loan Documents to “Borrower” shall be deemed to refer to iManage and Interwoven collectively, with jointly and several liability. All present and future obligations of iManage to Bank shall be deemed to be obligations of Interwoven to Bank.

2. Obligations. Interwoven acknowledges that the Obligations are due and owing to Bank from iManage, and upon the Acquisition are due and owing from iManage and Interwoven, collectively, jointly and severally, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

3. Bank’s Consent. Bank hereby consents to the Acquisition and waives any and all Events of Default under the Loan Documents that may have occurred or result from the Acquisition.

4. General Provisions. This Agreement and the Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof. All agreements, covenants, representations and warranties, expressed or implied, oral and written, of the parties with regard to the subject matter hereof are contained herein and in the Loan

Documents. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representation, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby. This Assumption Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. Without limiting the terms of the Loan Documents, Interwoven shall reimburse Bank for all costs, fees and expenses incurred by Bank in connection with the negotiations, preparation and conclusion of, and the enforcement of Bank’s rights and remedies under, this Agreement, any amendment hereof, and any agreements and documents relating hereto, including, but not limited to, reasonable attorneys’ fees, and all other costs, fees and expenses. Interwoven agrees to cooperate fully with Bank and take all further actions and execute all further documents from time to time as Bank may deem necessary or advisable to carry out the purposes of this Agreement. This Agreement is being entered into in, and shall be governed by the laws of, California without regard for choice of law provisions. Interwoven and Bank consent and agree that the venue shall lie in Santa Clara County, California.

5. Effectiveness. This Agreement shall become effective only upon: (i) its execution by Interwoven and Bank; (ii) the consummation of the Acquisition; and (iii) the amendment of the Loan Agreement pursuant to a Loan Modification Agreement acceptable to Bank, Interwoven and iManage.

IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement as of the date first above written.

Interwoven:

INTERWOVEN, INC
a Delaware corporation

By:	/s/ David M. Allen
Name:	David M. Allen
Title:	Senior Vice President and Chief Financial Officer

Bank:

SILICON VALLEY BANK

By:	/s/ Arman Zand
Name:	Arman Zand
Title:	Vice President

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